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                                                                    Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Abraxas Petroleum Corporation on Form S-4 of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K of Abraxas Petroleum Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
San Antonio, Texas
June 13, 2001